UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2008

Allied World Assurance Company Holdings, Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32938	98-0481737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27 Richmond Road, Pembroke, Bermuda,		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-278-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 1, 2008, Allied World National Assurance Company ("Allied World National"), a subsidiary of Allied World Assurance Company Holdings, Ltd (the "Company"), entered into an employment agreement with Richard E. Jodoin (the "Executive"). A copy of the Executive’s employment agreement (the "Employment Agreement") is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Employment Agreement contained herein is qualified in its entirety by reference to the Employment Agreement attached hereto.

Under the Employment Agreement, the Executive receives an annual base salary of $330,000 (which may be increased), a discretionary annual cash bonus and an allowance for financial and tax planning. Under the Employment Agreement, during the term of employment and ending on the 24-month anniversary following any termination of employment, the Executive is subject to a non-interference covenant. Generally, the non-interference covenant prevents the Executive from soliciting or hiring employees or other service providers of the Company or its subsidiaries and from inducing any customer, supplier, licensee or other business relation of the Company or its subsidiaries to cease doing business, or reduce the amount of business conducted, with the Company or its subsidiaries, or in any other manner interfering with the Company’s or its subsidiaries’ relationship with these parties. During the term of employment and ending following the Non-Compete Period (as defined below), the Executive is subject to a non-competition covenant. Generally, the non-competition covenant prevents the Executive from engaging in activities that are competitive with the business of the Company or its subsidiaries in certain jurisdictions. The Employment Agreement also contains standard confidentiality and assignment of inventions provisions. In addition, the Employment Agreement provides that Allied World National shall generally indemnify the Executive to the fullest extent permitted by U.S. law, except in certain limited circumstances.

The "Non-Compete Period" means the period commencing on October 1, 2008 and (i) in the case of the Executive’s termination of employment by Allied World National with Cause (as defined in the Employment Agreement), ending on the date of such termination; (ii) in the case of the Executive’s termination of employment by Allied World National without Cause or by the Executive for Good Reason (as defined in the Employment Agreement), ending on the 24-month anniversary of the date of such termination; and (iii) in the case of the Executive’s termination of employment by the Executive without Good Reason or as a result of a Disability (as defined in the Employment Agreement), ending on the date of such termination; provided, however, in the case of clause (iii) above, Allied World National may elect to extend the Non-Compete Period up to an additional 12 months following the date of such termination, during which period Allied World National shall be required to continue to pay the Executive his base salary and provide coverage under its health and insurance plans (or the economic equivalent of such coverage, including its cash value).

The Employment Agreement terminates upon the earliest to occur of (i) the Executive’s death, (ii) a termination by reason of a Disability, (iii) a termination by Allied World National with or without Cause and (iv) a termination by the Executive with or without Good Reason. Upon any termination of the Executive’s employment for any reason, except as may otherwise be requested by Allied World National in writing and agreed upon in writing by the Executive, the Executive shall resign from any and all directorships, committee memberships or any other positions the Executive holds with Allied World National or any of the Company’s other subsidiaries.

Upon termination of the Executive’s employment with Allied World National for any reason, including a termination by Allied World National with Cause or by the Executive without Good Reason, the Executive shall be entitled to all Accrued Obligations (as defined in the Employment Agreement). Upon termination of the Executive’s employment due to his death or Disability, the Executive (or his estate or beneficiaries), in addition to all Accrued Obligations, shall be entitled to any (i) unpaid annual bonus in respect to any completed fiscal year prior to such termination, (ii) a pro rata annual bonus if such termination occurs during a fiscal year and (iii) vesting, as of the date of termination, in the number of equity-based awards that otherwise would have vested during the one-year period immediately following such termination.

Upon termination of the Executive’s employment by Allied World National without Cause or by the Executive with Good Reason, in addition to any Accrued Obligations and unpaid annual bonus, the Executive shall receive (i) an amount equal to the Severance Multiplier (as defined below) multiplied by the sum of the Executive’s base salary and annual bonus to be paid in substantially equal monthly installments over the period beginning on the termination date and ending one day prior to two and one-half months following the end of Allied World National’s fiscal year in which such termination occurs, (ii) continuation of coverage under Allied World National’s health and insurance plans (or the economic equivalent of such coverage, including its cash value) for a period of years equal to the Severance Multiplier and (iii) vesting, as of the date of termination, in the number of equity-based awards that otherwise would have vested during the two-year period immediately following such termination. The "Severance Multiplier" shall equal two, or if the Executive’s termination occurs within the 12-month period following a Change in Control (as defined in the Employment Agreement), the Severance Multiplier shall equal three. Allied World National may require the Executive to execute a general release prior to payment of any amount or provision of any benefit as a result of termination of employment by Allied World National without Cause or by the Executive for Good Reason. In addition, upon the occurrence of a Change in Control, all equity-based awards received by the Executive shall fully vest immediately prior to such Change in Control.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1---Employment Agreement, dated as of October 1, 2008, by and between Allied World National Assurance Company and Richard E. Jodoin.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied World Assurance Company Holdings, Ltd

October 7, 2008	By:	/s/ Wesley D. Dupont

Name: Wesley D. Dupont
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of October 1, 2008, by and between Allied World National Assurance Company and Richard E. Jodoin.